

<ARTICLE>                  5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-2001
<PERIOD-END>                                         DEC-31-2000
<CASH>                                               480,843
<SECURITIES>                                         2,281,030
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       23,841,346<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           23,605,469
<TOTAL-LIABILITY-AND-EQUITY>                         23,841,346<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     157,141<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     425,157<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   000
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (1,980,575)<F5>
<EPS-BASIC>                                          (38.50)
<EPS-DILUTED>                                        000

<F1> Included in Total Assets: Investments in Local Limited Partnerships, net of
$20,751,613,  Restricted cash of $293,654 and Other assets of $34,206
<F2>Included in Total  Liabilities and Equity:  Accounts payable to affiliates of $181,086 and Accounts payable and accrued expenses of $54,791
<F3>Included in Total revenue: Investment of $121,334 and Other of $35,807
<F4>Included in Other Expenses: Asset management fees of $226,497,  General and administrative of $122,753, Provision for valuation of investment in Local Limited Partnership of $52,940 and Amortization of $22,967
<F5>Included in Net Loss: Equity in losses of Local Limited Partnerships of
$1,712,559

